Exhibit 99.1
PROS Holdings, Inc. Reports Third Quarter 2010
Financial Results and Celebrates 25 Year Anniversary
•	Third quarter GAAP total revenue of $15.7 million and non-GAAP total revenue of $18.8 million.
•	Non-GAAP revenue exceeds the high end of revenue guidance.
•	GAAP net loss of $0.09 per share.
•	Non-GAAP net income of $0.06 per share.
•	Cash and cash equivalents of $53.1 million and no debt.
Houston, Texas — November 4, 2010 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and margin optimization software solutions, today announced financial results for the third quarter ended September 30, 2010.
Total revenue, in accordance with generally accepted accounting principles (“GAAP”), for the third quarter of 2010 was $15.7 million. Non-GAAP total revenue was $18.8 million, a 14% increase over last year’s third quarter revenue, exceeding the high end of the Company’s non-GAAP revenue guidance for the quarter.
Bert Winemiller, Chairman and CEO, stated, “We are very pleased with our recent financial performance. Our sales activity continues to increase, and the awareness of the power of PROS’ science-based pricing and margin optimization software continues to reach a growing audience. We are very excited to be celebrating our 25th anniversary in November. During the third quarter, we continued our commitment to investing in R&D, sales and marketing, and our pricing partner ecosystem. PROS’ focus on delivering industry-leading pricing and margin optimization software solutions with fast time-to-value, high ROI, and low total cost of ownership for our customers is increasingly helping win new business as the buying process in our market matures. We also continue to grow our strong customer relationships, as demonstrated by follow-on sales to our existing customers and our strong maintenance renewal rates. The third quarter results indicate that PROS is in a strong position to capitalize on the big future market opportunity for pricing software.”
For the quarter ended September 30, 2010, PROS reported a GAAP loss from operations of $3.8 million compared with income from operations of $1.1 million in the third quarter of 2009. GAAP net loss in the quarter was $2.4 million, or ($0.09) per share, compared with GAAP net income of $0.8 million, or $0.03 per share, in the third quarter of 2009.
For the quarter ended September 30, 2010, non-GAAP income from operations was $2.4 million compared with $2.6 million for the same period in 2009. Non-GAAP net income was $1.5 million, or $0.06 per share, compared with non-GAAP net income of $1.9 million, or $0.07 per share, in the third quarter of 2009.
Charles Murphy, Executive Vice President and CFO, stated, “We are very pleased that our non-GAAP revenue exceeded the high end of our revenue guidance for the third quarter, as well as significant year over year non-GAAP revenue growth. Even with our continued investment in support of long term growth, we were able to maintain a good level of profitability with a non-GAAP operating margin of 12.8% for the third quarter. Our strong balance sheet, with $53 million in cash and no debt and history of profitability and positive cash flow, positions us favorably in a difficult economic environment as customers consider vendor viability when making purchasing decisions. Our guidance for fourth quarter revenue of $19.6 to $20.0 million represents 16% to 18% revenue growth over last year. We are optimistic about the opportunity for improving revenue growth and the ability to continue to invest for what we believe is an attractive long term growth opportunity.”
In September 2010, the Company settled its sole legal dispute which resulted in a third quarter 2010 pre-tax charge to operating income of $5.1 million, of which $3.1 million was a reduction of revenue and $2.0 million was an expense. Included in the $5.1 million third quarter charge are legal fees of $1.0 million. The cash settlement totals $9.0 million, which approximates the cash received by the Company related to the original contract. The Company does not anticipate any future payment obligations related to the litigation.
The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the three and nine months ended September 30, 2010 and 2009.
Financial Outlook
Based on information as of today, PROS is providing the following outlook for the fourth quarter of 2010:
Fourth Quarter of Fiscal Year 2010:
•	The Company expects total revenue in the range of $19.6 million to $20.0 million.
•	The Company is projecting GAAP income from operations of $0.7 million to $1.1 million and GAAP earnings per share of $0.02 to $0.03.
•	The Company is projecting non-GAAP income from operations of $2.2 million to $2.6 million and non-GAAP earnings per share of $0.05 to $0.06. Non-GAAP income from operations for the fourth quarter excludes estimated non-cash share-based compensation charges of approximately $1.5 million.
•	Earnings per share are based on an estimated weighted average of 26.9 million diluted shares outstanding.
The GAAP projections provided above are based on an estimated tax rate of 28% and the non-GAAP projections provided above are based on an estimated non-GAAP tax rate of 37%.
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on November 4, 2010, at 4:30 p.m. (EST) to discuss the company’s financial results. To access this call, dial (866) 271-6130 (domestic) or (617) 213-8894 (international). The pass code for the call is 41462639. Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 85506334. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and margin optimization software products, specializing in price analytics, price execution, and price optimization. By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance. PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics. PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100’s of simultaneous users and sub-second electronic transactions. PROS’ provides professional services to configure its software products to meet the specific pricing needs of each customer. PROS’ has implemented over 300 solutions across a range of industries in more than 40 countries.
Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 350 employees, more than 100 with advanced degrees and over 25 with Ph.D.s. To learn more about PROS, please visit www.prospricing.com.
Forward-looking Statements
This press release contains forward-looking statements, including statements about PROS’ future financial performance, the interest, stabilization and demand of customers in PROS’ target market of pricing and margin optimization, the growth of PROS pricing partner and influencer ecosystem, PROS’ markets, product development, the demand for PROS solutions, the performance of PROS solutions, the predictability of the PROS business and PROS’ effective tax rate and the reinstatement of the R&E tax credit. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include: (a) the risk that the continued slowdown in the economy has on PROS’ sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (c) PROS’ ability to develop and sell new products and product enhancements with the required technical specifications and functionality desired by customers, (d) the ability of the market for enterprise pricing and margin optimization software to grow, (e) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business which it historically has provided, (f) PROS’ ability to maintain its current level of gross margins, (g) PROS’ ability to maintain historical maintenance renewal rates, (h) PROS’ ability to deliver its solutions according to the acceptance criteria of its customers and the avoidance of dispute related thereto, (i) ability of PROS management to grow the business successfully, (j) PROS’ successful implementation of its solutions without modification or negotiation of contractual arrangements, (k) the impact of the R&E tax credit if reinstated and (l) the impact of currency fluctuations on our results of operations. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.

Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com
Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com

PROS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,
	2010	2009
Assets:
Current assets:
Cash and cash equivalents	$53,063	$62,449
Restricted cash	73	—
Accounts and unbilled receivables, net of allowance of $950 and $1,300, respectively	19,591	12,035
Prepaid expenses and other current assets	7,717	4,143

Total current assets	80,444	78,627
Restricted cash	293	—
Property and equipment, net	3,173	2,959
Other long term assets, net	2,567	3,743

Total assets	$86,477	$85,329

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$1,476	$1,198
Accrued liabilities	1,306	3,199
Accrued payroll and other employee benefits	4,551	4,510
Deferred revenue	21,739	14,099
Other current liabilities	—	4,866

Total current liabilities	29,072	27,872
Long-term deferred revenue	1,208	2,418

Total liabilities	30,280	30,290

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 30,565,369 and 30,163,508 shares issued, respectively, 26,147,784 and 25,745,923 shares outstanding, respectively	31	30
Additional paid-in capital	67,184	63,439
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated other comprehensive (loss) income	(26)	—
Retained earnings	2,946	5,508

Total stockholders’ equity	56,197	55,039

Total liabilities and stockholders’ equity	$86,477	$85,329

PROS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Revenue:
License and implementation	$8,580	$10,276	$29,382	$33,404
Maintenance and support	7,106	6,234	21,470	18,458

Total revenue	15,686	16,510	50,852	51,862

Cost of revenue:
License and implementation	3,798	3,065	10,432	10,422
Maintenance and support	1,486	1,226	4,382	3,606

Total cost of revenue	5,284	4,291	14,814	14,028

Gross profit	10,402	12,219	36,038	37,834
Gross margin	66.3%	74.0%	70.9%	73.0%

Operating expenses:
Selling, general and administrative	9,334	5,954	24,484	17,019
Research and development	4,856	5,177	15,542	14,999

Total operating expenses	14,190	11,131	40,026	32,018

(Loss) income from operations	(3,788)	1,088	(3,988)	5,816

Other income:
Interest income	24	30	53	177

(Loss) income before income tax provision	(3,764)	1,118	(3,935)	5,993
Income tax (benefit) provision	(1,359)	320	(1,373)	1,669

Net (loss) income	$(2,405)	$798	(2,562)	4,324

Net (loss) earnings attributable to common stockholders per share:
Basic	$(0.09)	$0.03	$(0.10)	$0.17
Diluted	$(0.09)	$0.03	$(0.10)	$0.16

Weighted average number of shares:
Basic	26,088,971	25,718,342	26,011,473	25,702,736
Diluted	26,088,971	26,397,958	26,011,473	26,395,131

PROS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	For the Nine Months
	Ended September 30,
	2010	2009
Operating activities:
Net (loss) income	$(2,562)	$4,324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,020	952
Stock-based compensation	4,461	4,022
Excess tax benefits on vesting of restricted stock units	(623)	—
Deferred income taxes	(114)	89
Provision for doubtful accounts	(157)	36
Changes in operating assets and liabilities:
Accounts receivable	(7,597)	(1,398)
Unbilled receivables	(1,383)	(1,789)
Prepaid expenses and other	(2,094)	(1,416)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	7	(1,042)
Other current liabilities	(4,867)	—
Deferred revenue	6,430	892

Net cash (used in) provided by operating activities	(7,479)	4,670

Investing activities:
Purchases of property and equipment	(1,261)	(782)
Increase in restricted cash	(366)	—

Net cash used in investing activities	(1,627)	(782)

Financing activities:
Proceeds from the exercise of stock options	291	70
Excess tax benefits on vesting of restricted stock units	623	—
Tax withholding related to net share settlement of restricted stock units	(1,194)	—

Net cash (used in) provided by financing activities	(280)	70

Net (decrease) increase in cash and cash equivalents	(9,386)	3,958
Cash and cash equivalents:
Beginning of period	62,449	51,979

End of period	$53,063	$55,937

PROS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share data)
(Unaudited)
We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months		Quarter over	For the Nine Months		Year over
	Ended September 30,		Quarter	Ended September 30,		Year
	2010	2009	% change	2010	2009	% change
Total revenue	$15,686	$16,510	(5)%	$50,852	$51,862	(2)%
Non-GAAP adjustment:
Litigation settlement	3,134	—		3,134	—

Non-GAAP total revenue	$18,820	$16,510	14%	$53,986	$51,862	4%

GAAP gross profit	$10,402	$12,219	(15)%	$36,038	$37,834	(5)%
Non-GAAP adjustment:
GAAP share-based compensation	96	229		614	640
Litigation settlement	3,134	—		3,134	—

Non-GAAP gross profit	$13,632	$12,448	10%	$39,786	$38,474	3%

Non-GAAP gross margin	72.4%	75.4%		73.7%	74.2%

GAAP selling, general and administrative	$9,334	$5,954	57%	$24,484	$17,019	44%
Non-GAAP adjustment:
GAAP share-based compensation	903	804		2,957	2,127
Litigation & settlement expense	2,018	—		3,040	—

Non- GAAP — selling, general and administrative	$6,413	$5,150	25%	$18,487	$14,892	24%

GAAP research and development	$4,856	$5,177	(6)%	$15,542	$14,999	4%
Non-GAAP adjustment:
GAAP share-based compensation	51	438		890	1,254

Non- GAAP research and development	$4,805	$4,739	1%	$14,652	$13,745	7%

Income (loss) from operations	$(3,788)	$1,088	nm	$(3,988)	$5,816	nm
Non-GAAP adjustment:
GAAP share-based compensation	1,050	1,471		4,461	4,021
Litigation & settlement expense	5,152	—		6,174	—

Non-GAAP income from operations	$2,414	$2,559	(6)%	$6,647	$9,837	(32)%

Non-GAAP income from operations %	12.8%	15.5%		12.3%	19.0%

GAAP (loss) net income	$(2,405)	$798	nm	$(2,562)	$4,324	nm
Non-GAAP adjustment:
GAAP share-based compensation	1,050	1,471		4,461	4,021
Litigation & settlement expense	5,152	—		6,174	—
Tax impact related to non-GAAP adjustments	(2,295)	(413)		(3,852)	(1,119)

Non-GAAP net income	$1,502	$1,856	(19)%	$4,221	$7,226	(42)%

Shares used in computing non-GAAP earnings per share	26,721	26,398		26,552	26,395

Non-GAAP diluted earnings per share	$0.06	$0.07		$0.16	$0.27

Detail of non-GAAP adjustments
Share-based compensation expense:
Cost of revenue	$96	$229		$614	$640
Selling, general and administrative	903	804		2,957	2,127
Research and development	51	438		890	1,254

Total share-based compensation expense	$1,050	$1,471		$4,461	$4,021

GAAP net cash (used in) provided by operating activities				$(7,479)	$4,670
Non-GAAP adjustment:
Litigation & settlement expense				11,041	—

Non-GAAP net cash provided by operating activities				$3,562	$4,670

nm     — not meaningful